Exhibit 99.1



                          ADVANCED NUTRACEUTICALS, INC.

         SYMBOL:  ANII: BB                           June 2004



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
Corporate Structure-
  Total shares outstanding:            5,029,000         Share Price @ 6/1/04 -  $4.40
  Total market capitalization        $22.1 million       Public float - 1.5 million shares
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
(Million's except share and per share amounts)         FYE September 30, 2003          Six Months March 31, 2004
                                                      ------------------------         -------------------------
                                                      Amount         Per Share         Amount          Per Share
                                                      ------         ---------         ------          ---------
Net sales **                                         $  12.8          $  2.56         $   8.4          $   1.68
Revenue growth over prior period **                    + 3.5%                          + 34.8%
Total assets                                            20.5          $  4.10            16.5          $   3.30
Total book value                                        12.1          $  2.42            13.3          $   2.66
Tangible book value                                      4.5          $   .90             4.5          $    .90
Net income from continuing operations **                 1.9          $   .39             2.7          $    .54

Net income (loss)                                    $  (3.8)         $  (.77)        $   1.2          $    .24
EBITDA **                                            $   2.4          $   .47         $   1.7          $    .33
     (** - Amounts represent continuing operations)
FYE 9/04 Estimated Revenues                          $  17.0
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  Price range of shares (52 week low/high)                         $0.35 - $6.03
  Average thirty-day trading volume                                14,000 shares
  Shareholders of record                                                   1,660




Corporate Overview and Operations

Advanced Nutraceuticals, Inc. is a holding company, which conducts operations through its wholly owned subsidiary, Bactolac Pharmaceutical, Inc. ("Bactolac"). During March 2004, ANII completed the sale of its subsidiary, ANI
Pharmaceuticals, Inc., ("ANIP"), which in recent years had incurred significant losses that had over-shadowed the profitable operations of Bactolac.

The Company's near term strategy is to -
     1.   Increase sales to new and existing customers.
     2.   Expand capacity by adding space and new product capabilities.
     3.   Focus on increasing shareholder value in the marketplace.

The following summary information will provide you with a basic understanding of our business.

     Bactolac Pharmaceutical, Inc. www.bactolac.com
     ----------------------------------------------

Bactolac is a contract manufacturer of vitamin and nutritional supplement products, operating in an industry with total annual revenues estimated at $25 billion. Dr. Pailla M. Reddy who continues to lead Bactolac founded the Company in 1995. Bactolac was acquired by ANII in late 1999. It has grown to be a very profitable and well-managed entity with estimated 2004 sales approximating $17 million.

To support its consistent growth and to expand its customer service capabilities, during late 2000, Bactolac moved into a modern 37,500 square foot GMP facility located in Hauppauge, NY. This facility enhanced Bactolac's ability to provide complete turnkey services to its customers, from product development to final product coating and packaging. Capital investments of $1.5 million, in state-of-the-art lab equipment, high speed manufacturing equipment, tablet coating machines and flexible packaging equipment, have been completed over the past four years. As sales continue to increase the company has continually responded with expansion to its manufacturing capacity. Bactolac has recently signed a lease for an additional 29,000 sq. ft. to expand its solid dose manufacturing and to enter into the manufacturing of liquid vitamin products. This expansion space is currently in development, with full-scale operation expected to commence in the fall of 2004.

Bactolac is known for creating high quality, unique formulas for a variety of uses, including weight loss, antioxidants, formulas designed specifically for men, women and children, sport nutrition, energy products, stress formulas, relaxation formulas, life extension formulas, immune enhancement, brain products, cleansing products, cholesterol products, liver products, heart formulas and hundreds of herbal remedies. The company has manufactured over 1,000 formulations. Bactolac's product offerings include; tablets, capsules, liquids and powders.

Bactolac has assembled an excellent staff that includes many highly qualified and advanced degreed chemists and biochemists, which custom formulate products in response to, and in conjunction with, customers' needs and demands.

Bactolac markets primarily to companies in the nutrition industry. Customers include distributors, specialty food retailers, mass-market drug stores, multi-level marketers, catalog marketers, direct mail sellers, infomercial marketers and international distributors. The company has been built primarily through word of mouth testimonials from satisfied customers. Efficient manufacturing, excellent service, and on time delivery are cornerstones of Bactolac's business strategy. Customers receive rapid order turnaround at competitive prices. Bactolac has recently embarked on an expanded program to market its products and services to add business from current customers as well as prospective customers.

Dr. Reddy and his excellent staff have created a rapidly growing and profitable manufacturer of vitamins, supplements and nutraceutical products during an otherwise generally flat time for the industry. We are pleased to have the commitment of an able leader such as Dr. Reddy.


Capital Structure

     Debt Obligations

ANI's credit facility consists principally of a $2.5 million revolving credit facility ($1.0 million outstanding as of March 31, 2004) with CapitalSource Finance LLC and a $1.15 million equipment term loan facility, also with CapitalSource, of which approximately $861,000 was outstanding as of March 31, 2004. The Company believes that the terms of the credit facility provide sufficient availability to support the Company's near-term growth plans.

     Equity Summary

There are 20,000,000 shares of $.01 par value common shares authorized, of which there are currently 5,029,000 shares outstanding. ANI has a stock option plan under which, 1.25 million shares of common stock are reserved for issuance, with options totaling 1.1 million having been granted under the plan at exercise prices ranging from $.46 to $11.36. Options granted under the plan generally vest over a three-year period and expire if an employee leaves the Company. There are also 85,000 warrants outstanding to purchase shares at $1.00 each. The Company also has authorized 1,000,000 shares of $.001 par value preferred stock, none of which are outstanding.






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         Contact Information -

Executive Officers:
         Chairman:                          Dr. Pailla M. Reddy
         President and CEO:                 Gregory Pusey
         CFO:                               Jeffrey G. McGonegal

Independent Auditors:
         Gelfond Hochstadt Pangburn, P. C., Don Pangburn - Denver, CO

Transfer Agent:
         Corporate Stock Transfer, Inc.
         3200 Cherry Creek Drive South, Suite 430
         Denver, CO 80209
         303-282-4800

Corporate Office:
         Advanced Nutraceuticals, Inc.
         106 South University Blvd., Unit 14
         Denver, CO 80209
         303-722-4008
         www.advancednutraceuticals.com or www.anii.cc
         ------------------------------    -----------

For additional information contact:
         Gregory Pusey               (yesupg@msn.com)         303-722-4008
                                      --------------

         Jeffrey G. McGonegal        (jmcgonegal@anii.cc)     303-475-3786
                                      ------------------


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                             Disclaimer on Material
                             ----------------------

The information contained in this document has been prepared based upon the representations of the management ("Management") of the companies Advanced Nutraceuticals, Inc. (ANI), Bactolac Pharmaceutical Inc. and ANI Pharmaceuticals, Inc. Such information is subject to change at any time. Any party reviewing this document should not construe its content as legal, tax or investment advice. Readers should also read the Company's most recent Form 10-K, Form 10-QSB and recently filed Forms 8-K, for additional detailed information concerning the Company, its business and its operations. The statements, estimates and projections as to the future revenue and results of operations of ANII and its affiliate companies are based upon estimates of Management. The projections of future financial and operating performance have been provided to assist in an evaluation of the projected business outlined in this document are not to be relied upon as a representation of future results. Furthermore, because the projected financial information is based on estimates and hypothetical assumptions about circumstances and events that have not yet taken place and are subject to variation, there are no representations or warranties associated therewith, and there can be no assurance that the projected results will be attained. The projections contained herein should be read in conjunction with the hypothetical assumptions and qualifications set forth herein. Management takes no responsibility for updating readers of this information for actual future results, events or trends